Exhibit 10.1

DATED THIS 20th DAY OF JUNE         2021

BETWEEN

WECONNECT TECH INTERNATIONAL INC.

(COMPANY NO.: E0292012007-4)

AND

NG CHEE CHUN

(NRIC NO.: 650921-06-5285)

______________________________________

SHARE SALE AGREEMENT

in respect of

the sale and purchase of all its shareholding in

MIG MOBILE TECH BERHAD

______________________________________

SHARE SALE AGREEMENT

This Share Sale Agreement (“Agreement”) is made on the 20 day of JUNE 2021.

BETWEEN:

(1)	WECONNECT TECH INTERNATIONAL INC. (Company No.: E0292012007-4) a company incorporated in the state of Nevada, United States of America with its business address at 1st Floor Block A, Axis Business Campus, No.13A & 13B, Jalan 225, Section 51A, 46100 Petaling Jaya, Selangor, Malaysia (“Vendor”);

AND

(2)	NG CHEE CHUN (NRIC NO: 650921-06-5285), a Malaysian individual having his address at No 6, Jalan Budiman 6, Taman Mulia, Kuala Lumpur (“Purchaser”).

(Vendor and Purchaser are collectively referred to as “Parties” and individually as a “Party”).

WHEREAS

(A)	MIG MOBILE TECH BERHAD (Registration No.: 201501035448 (1160768-U)) (the “Company”) is a public limited company incorporated in Malaysia with an issued share capital, as at the date of this Agreement, of Ringgit Malaysia Fifty Million (RM50,000,000.00) comprising Fifty Million (50,000,000) Ordinary Shares credited as fully paid. Further information relating to the Company is set out in Schedule 1.

(B)	As at the date of this Agreement, the Vendor is the legal and beneficial owner of the Sale Shares (as hereinafter defined), of which the Vendor desires to sell and the Purchaser desires to purchase the Sale Shares.

(C)	The Parties have now entered into this Agreement to document the terms and conditions governing the sale or transfer (as the case may be) of Sale Shares.

IT IS HEREBY AGREED:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, the following words and expressions will (except where the context otherwise requires) have the following meanings:

“Agreement”	means this agreement, together with any amendments hereto that may be agreed in writing between the Parties after the date hereof;

“Applicable Laws”	means, with respect to any person, any and all applicable constitutions, treaties, statutes, laws, by-laws, regulations, ordinances, codes, rules, rulings, judgments, rules of common law, orders, decrees, awards, injunctions or any form of decisions, determinations or requirements of or made or issued by, governmental, statutory, regulatory, administrative, supervisory or judicial authorities or bodies (including without limitation, any relevant stock exchange or securities council) or any court, arbitrator or tribunal with competent jurisdiction to which such person is subject;

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“Business Day”	means a day other than a Saturday or Sunday on which banks are open for commercial business in Selangor;

“Completion”	means the performance of all the obligations of the Parties set out in Clause 4 of this Agreement;

“Completion Date”	means the date of this Agreement;

“Encumbrances”	means a mortgage, charge, pledge, lien, option, restriction, equity, right to acquire, right of pre-emption, third party right or interest, other encumbrance or security interest of any kind or any other type of preferential arrangement (including, without limitation, a title transfer and retention arrangement) having similar effect and “Encumbrance” shall be construed accordingly;

“Intellectual Property”	includes patents, inventions, know-how, trade secrets and other confidential information, registered designs, copyrights, data, database rights, design rights, rights affording equivalent protection to copyright, database rights and design rights, semiconductor topography rights, trade marks, service marks, logos, domain names, e-mail address names, business names, trade names, moral rights, and all registrations or applications to register any of the aforesaid items, rights under licences, consents, orders, statutes or otherwise in relation to any of the aforesaid items, rights in the nature of any of the aforesaid items, in any country or jurisdiction, rights in the nature of unfair competition rights and rights to sue for passing-off;

“RM” or “Ringgit Malaysia”	means the legal currency of Malaysia;

“Ordinary Shares”	means the fully paid-up ordinary shares each in the paid-up share capital of the Company, and “Ordinary Share” shall be construed accordingly;

“Purchaser’s Warranties”	means the representations and warranties given by the Purchaser, as set out in Clause 5.2 of this Agreement and “Purchaser Warranty” shall be construed accordingly;

“Sale Shares”	means Forty-Nine Million Eight Hundred Twenty Thousand Eight Hundred Sixty-One (49,820,861) Ordinary Shares held by the Vendor immediately prior to the Completion, equivalent to approximately 99.64% of the Company's issued and paid-up share capital as of the date of this Agreement; and

“Vendor’s Warranties”	means the representations and warranties given by the Vendor, as set out in Clause 5.1 and Schedule 3 of this Agreement and “Vendor Warranty” shall be construed accordingly.

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1.2	Interpretation

In this Agreement, unless the context otherwise requires:

1.2.1	words and phrases which are defined or referred to in or for the purposes of the Companies Act 2016 have the same meanings in this Agreement (unless otherwise expressly defined in this Agreement);

1.2.2	reference to a statutory provision includes reference to:

(a)	any order, regulation, statutory instrument or other subsidiary legislation at any time made under it for the time being in force (whenever made);

(b)	any modification, amendment, consolidation, re-enactment or replacement of it or provision of which it is a modification, amendment, consolidation, re-enactment or replacement except to the extent that any modification, amendment, consolidation, re-enactment or replacement made after the date of this Agreement would increase the liability of any of the Parties hereto;

1.2.3	reference to a Clause, Schedule or Paragraph is to a clause, schedule or a paragraph of a schedule of or to this Agreement respectively;

1.2.4	reference to the Parties to this Agreement includes their respective successors, heirs, permitted assigns and personal representatives;

1.2.5	reference to any gender includes the other genders;

1.2.6	reference to persons includes bodies corporate or unincorporated;

1.2.7	the index, headings and any descriptive notes are for ease of reference only and will not affect the construction or interpretation of this Agreement;

1.2.8	this Agreement incorporates the Schedules and Annexures to it;

1.2.9	any reference to "pay", or cognate expressions, includes payments made in cash or effected through inter-bank transfer to the account of the payee, giving the payee access to immediate available, freely transferable, cleared funds; and

1.2.10	No provision of this Agreement will be construed adversely to a Party solely on the ground that the Party was responsible for the preparation of this Agreement or that provision.

2.	AGREEMENT FOR SALE AND PURCHASE OF SALE SHARES

2.1	Subject to the terms and conditions of this Agreement:

(a)	the Vendor shall sell and transfer to the Purchaser the Sale Shares with full title guarantee and free from all Encumbrances and together with all rights and benefits attaching thereto; and

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(b)	Purchaser shall purchase and accept the transfer of the Sale Shares from Vendor free from all Encumbrances and together with all rights and benefits attaching thereto;

on the Completion Date.

3.	CONSIDERATION

3.1	The purchase consideration for the sale, purchase and transfer of the Sale Shares shall be an aggregate sum of Ringgit Malaysia Once Thousand (RM1,000-00) only (“Purchase Consideration”) payable by the Purchaser to the Vendor on Completion Date. The payment of Purchase Consideration shall be paid in cash by the Purchaser by way of cheque or electronic transfer of immediately available funds to the Vendor or such other mode of payment as may be agreed by the Parties, on the Completion Date.

4.	COMPLETION

4.1	Completion will take place on the Completion Date wherein the Vendor shall comply with the provisions in Schedule 2 of this Agreement.

4.2	Upon Completion, the Vendor shall cause all of the Sale Shares to be registered in the name of the Purchaser as soon as reasonably possible in accordance with Applicable Laws. The Vendor shall do such acts, deeds and things as may be reasonably requested by the Purchaser to cause the Sale Shares to be registered as aforesaid.

4.3	In the event the Purchaser does not comply with Clause 3.1, the Vendor may without prejudice to any other rights it has:

(a)	defer Completion to a date no more than thirty (30) days after the date on which Completion would otherwise have taken place; or

(b)	terminate this Agreement by notice in writing to the Purchaser.

4.4	Notwithstanding the foregoing provisions of this Clause 4, the Vendor shall be entitled to take such action in law as may be necessary to compel the Purchaser by way of specific performance to complete the transaction contemplated in this Agreement, in which respect the alternative remedy of monetary compensation shall not be regarded as compensation or sufficient compensation for any default in the performance of the terms and conditions herein.

5.	WARRANTIES

5.1	Vendor’s Warranties

5.1.1	The Vendor warrants and undertakes to the Purchaser that, as at the Completion Date, each of the statements set out in Schedule 3 will be true, fair, accurate and complete in all respects and, to the best of their knowledge, information and belief, not misleading.

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5.1.2	In the event the Vendor become aware of any event which occurs or matter which arises which results or may result in any of the Vendor’s Warranties being untrue or incorrect, the Vendor shall immediately notify the Purchaser in writing fully thereof.

5.1.3	The Vendor acknowledges and agrees that the Purchaser has entered into this Agreement in full reliance upon and on the basis of each of the Vendor’s Warranties contained herein. Each of the Vendor’s Warranties is to be construed as a separate and independent warranty and (except where this Agreement provides otherwise) will not be limited or restricted by reference to or inference from any other term of this Agreement or any other Warranty.

5.1.4	The rights and remedies of the Purchaser in respect of any breach of any of the

Vendor’s Warranties will survive Completion of this Agreement.

5.1.5	The Vendor waives and may not enforce any right which it may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by the Company or its officers or employees in enabling the Vendor to give the Vendor’s Warranties.

5.2	Purchaser’s Warranties

5.2.1	The Purchaser hereby warrants and undertakes to the Vendor the following are true, fair and accurate in all respects at the Completion Date, to the best of his knowledge, information and belief, not misleading:

(a)	he is not a bankrupt;

(b)	he has full power and authority enter into this Agreement and perform his obligations herein;

(c)	the execution and delivery of this Agreement and performance of the obligations contained herein by the Purchaser will not violate any applicable laws or documents to which the Purchaser is a party or by which it is bound; and

(d)	the Purchaser is in compliance with all anti-money laundering laws and regulations that are in force and has not violated any anti-money laundering laws and regulations and no action, suit or proceeding by or before any court, governmental authority, body or otherwise involving the Purchaser with respect to anti-money laundering laws and regulations is pending or threatened.

5.2.2	The Purchaser acknowledges and agrees that the Vendor has entered into this Agreement in reliance on the Purchaser’s Warranties. Each of the Purchaser’s Warranties is separate and is to be construed independently of the others.

5.2.3	Notwithstanding Completion, the Purchaser’s Warranties, indemnities and undertakings given by the Purchaser shall continue thereafter to subsist for so long as may be necessary for the purpose of giving effect to each and every clause in accordance with the terms thereof.

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5.2.4	In the event the Purchaser become aware of any event which occurs or matter which arises which results or may result in any of the Purchaser’s Warranties being untrue or incorrect, the Purchaser shall immediately notify the Vendor in writing fully thereof.

5.3	Breach of Warranties

Notwithstanding any provisions to the contrary in this Agreement, each Party shall indemnify the other Party (“Non-Defaulting Party”) from and against any and all losses, liabilities, costs or expenses suffered or incurred by the Non-Defaulting Party directly or indirectly as a result of a breach of any of the warranties by the defaulting Party and which, if capable of rectification, has not been rectified by the defaulting Party within thirty (30) days, or such longer period as may be mutually agreed between the Parties. For the avoidance of any doubt, this rights to indemnification herein shall survive the Completion.

6.	COVENANTS & UNDERTAKINGS

6.1	The Vendor undertakes to and covenants with the Purchaser that the Vendor will not at any time after the date of this Agreement do, permit or say anything which is likely or intended to damage the goodwill or reputation of the Company or of any business carried on by the Company or which may lead any person to cease to do business with the Company on substantially equivalent terms to those previously offered or not to engage in business with the Company.

6.2	Each Party agrees and acknowledges that the undertakings contained in Clause 6 are fair and reasonable and necessary but, in the event that any such provision is found to be void or unenforceable but would be valid and effective if some part or parts of the provision were deleted, such provision will apply with such deletion as may be necessary to make it valid and effective.

7.	TERMINATION

7.1	If a Party (“Defaulting Party”) commits or is made to be bound by any of the following (each referred to as “Event of Default”): -

(a)	in default or commits any breach of its obligations under this Agreement and, if remediable, fails to take all necessary action to remedy such breach within thirty (30) days after the service of notice by the non-defaulting Party complaining of such breach;

(b)	goes into liquidation or shall have a judicial manager receiver or similar officer appointed in respect of or any encumbrance taking possession of any material part of its assets and/or undertaking;

(c)	becomes insolvent or bankrupt; or

(d)	have a distress or execution levied or enforced upon or taken out against any material part of its property and the same shall not be discharged within fourteen (14) days thereof,

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in any such event the non-defaulting Party may, without prejudice to such other rights and remedies as it may have against the other which are subsisting at the time of the Event of Default, forthwith terminate this Agreement or seek specific performance of the provisions herein and claim damages.

7.2	For the avoidance of doubt, if the non-defaulting Party elect to terminate this Agreement, this Agreement shall be deemed null and void and of no effect whereupon the Parties shall do all things necessary to restore each other to their original position as if they had not entered into this Agreement and the transactions contemplated hereunder, save and except for any antecedent breach by the Party and any clauses intended to survive termination which shall continue to have full force and effect notwithstanding the termination of this Agreement.

8.	NOTICES

8.1	A notice, request, demand, consent or approval (each a notice) required to be given under this Agreement:

8.1.1	must be in writing and in English;

8.1.2	may be signed for the Party giving it by the Party’s authorised officer, attorney or solicitor; and

8.1.3	may be delivered personally to the person to whom it is addressed, or left at or sent by prepaid registered post to the person’s address or emailed in accordance with the addressee’s email details, given below:

If to the Vendor:

Address:	1st Floor Block A, Axis Business Campus, No.13A & 13B, Jalan 225, Section 51A, 46100 Petaling Jaya, Selangor, Malaysia

If to the Purchaser:

Address:	No 14, Jalan BK4/3E, Bandar Kinrara 4, 47100 Puchong, Selangor

8.2	The notice is deemed to be served by the sender and received by the addressee if:

8.2.1	by delivery in person, when delivered to the addressee;

8.2.2	by prepaid registered post, five (5) Business Days from the date of postage;

8.2.3	by courier service, at the time of the addressee’s receipt; or

but if delivery or receipt is on a day which is not a Business Day or is after 5.00 pm at the place of delivery or receipt, it is deemed received at 9.00 am on the next Business Day.

8.3	The Parties hereto shall promptly notify each other of any changes in the above details which shall be substituted for the above from the date of such notification.

8.4	In proving the giving of a notice or any other document under or in respect of this Agreement it is sufficient to show:

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8.4.1	in the case of prepaid registered post, that the notice or other document was duly addressed and posted, postage prepaid; and

8.4.2	in the case of hand delivery, that the notice or other document was duly acknowledged receipt by the intended recipient.

9.	CONFIDENTIALITY

9.1	The Parties agree that the contents of this Agreement and all information provided by one Party to the other Party in connection with this Agreement or in the course of the negotiations of this Agreement and all information concerning the matters contemplated in this Agreement (“Confidential Information”) shall, unless such information is required for the purpose of performing the Parties’ obligations contemplated in this Agreement or if disclosure is required by law, be held in strict confidence by each Party and its respective officers, employees, agents, advisers and servants and shall not be made known to any other party without prior written consent of the Parties.

9.2	Nothing in this Agreement shall restrict the Parties’ right to use, disclose or otherwise deal with any of the Confidential Information in any of the following circumstances:

(a)	if and to the extent that such Confidential Information was in the public domain at the time that it was made known to a Party or subsequently becomes so otherwise than as a result of a breach of the provisions of this Agreement by the Party; or

(b)	if such disclosure is required by law or by an order of a court of competent jurisdiction.

9.3	This restriction shall continue to apply after Completion or sooner termination of this Agreement without limit in point of time but shall cease to apply to information or knowledge which may properly come into the public domain through no fault of the Parties so restricted.

10.	FURTHER ASSURANCE

On and after the Completion Date, each Party shall do and execute or procure to be done and executed all such acts, deeds, documents and things as may be necessary to give effect to this Agreement.

11.	COSTS

Unless otherwise provided, each Party shall bear its own costs and expenses in connection with the negotiation, preparation, execution and performance of this Agreement. All costs and stamp duty payable in respect of the transfer of the Sale Shares to the Purchaser shall be borne by the Purchaser, including the stamp duty payable on this Agreement.

12.	SUCCESSORS AND ASSIGNMENT

12.1	This Agreement will be binding on and enure for the benefit of each Party’s successors and personal representatives.

12.2	Except as otherwise expressly provided, all rights and benefits under this Agreement are personal to the Parties and may not be assigned at law or in equity without the prior written consent of the other Party.

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13.	TIME OF ESSENCE

Except as otherwise expressly provided, time is of the essence of this Agreement.

14.	VARIATIONS

No variation of this Agreement or any of the documents in the agreed form will be valid unless it is in writing and signed by or on behalf of each of the Parties to this Agreement.

15.	WAIVER

No waiver by any Party of any breach or non-fulfilment of any provisions of this Agreement will be deemed to be a waiver of any subsequent or other breach of that or any other provision and no failure to exercise or delay in exercising any right or remedy under this Agreement will constitute a waiver of the relevant provision or provisions of this Agreement. No single or partial exercise of any right or remedy under this Agreement will preclude or restrict the further exercise of any such right or remedy. The rights and remedies of the Parties provided in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

16.	AGREEMENT CONTINUES IN FORCE

This Agreement will remain in full force and effect so far as concerns any matter remaining to be performed at Completion even though Completion will have taken place.

17.	SEVERABILITY

The invalidity, illegality or unenforceability of any provisions of this Agreement will not affect the continuation in force of the remainder of this Agreement.

18.	COUNTERPARTS

This Agreement may be executed in any number of counterparts each of which when executed by one or more of the Parties to this Agreement will constitute an original but all of which will constitute one and the same instrument.

19.	GOVERNING LAW AND JURISDICTION

19.1	This Agreement is governed by and construed in accordance with the laws of Malaysia.

19.2	Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to the exclusive jurisdiction of the Courts of Malaysia.

20.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Parties in respect of the subject matter and transaction contemplated therein and supersedes all previous agreements, arrangements and undertakings (if any) between the Parties.

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SCHEDULE 1

Particulars of the Company

1	Company:	MIG MOBILE TECH BERHAD
2	Company number:	201501035448 (1160768-U)
3.	Date of incorporation:	1 October 2015
4.	Registered address:	2-25, The Cube, Jalan Puteri 7/15, Bandar Puteri, 47100 Puchong, Selangor
5.	Issued and paid-up share capital:	RM50,000,000.00 consisting of 50,000,000 Ordinary Shares
6.	Nature of business:	Retail sale of any kind of product and accessories
7.	Auditors:	Total Asia Associates PLT

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SCHEDULE 2

Completion

1.	The Vendor shall deliver or procure to be delivered the following to the Purchaser:

(a)	duly executed, valid and registrable share transfer form in respect of the transfer of Sale Shares in favour of the Purchaser;

(b)	the original share certificates in respect of the Sale Shares; and

(c)	such other documents and things as the Purchaser may properly and reasonably request to implement the transactions as contemplated herein.

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SCHEDULE 3

Vendor’s Warranties

The Vendor warrants and undertakes to the Purchaser that:

1.1	The information as contained in the Recital are true and accurate.

1.2	It is the registered and beneficial holder of their respective Sale Shares.

1.3	It has full power and authority and have taken all action necessary to execute and deliver and to exercise their rights and perform their obligations under this Agreement.

1.4	The Sale Shares constitute part of the issue and paid-up share capital of the Company and have been properly issued and registered.

1.5	There is no Encumbrance on, over or affecting the Sale Shares or any registered shares in the capital of the Company and there is no agreement or commitment to give or create any such Encumbrance or negotiations which may lead to such an agreement or commitment and no claim has been made by any person to be entitled to such an Encumbrance.

1.6	It is entitled to sell and transfer the full legal and beneficial ownership in the Sale Shares to the Purchaser and such sale will not result in any breach of or default under any agreement or other obligation binding upon the Vendor or any of their property.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

VENDOR

Signed by	)
WEE SHIONG HAN	)
(NRIC No. 770909-04-5421))		/s/ Wee Shiong Han
For and on behalf of	)
WECONNECT TECH INTERNATIONAL INC	)
(Company No.: E0292012007-4)	(

In the presence of:

PURCHASER

Signed by
NG CHEE CHUN		/s/ Ng Chee Chun
(NRIC No.: 650921-06-5285)

In the presence of:

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